Exhibit 16.1

April 2, 2014

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N.W.
Washington, D.C. 20549

Re: Royal Hawaiian Orchards, L.P.

Commission File Number: 1-9145

Dear Sirs/Madams:

We have received a copy of, and are in agreement with, the statements being made by Royal Hawaiian Orchards, L.P. in Item 4.01 of its Form 8-K dated April 2, 2014, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Accuity LLP

Accuity LLP
Honolulu, Hawaii